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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 26, 1999 relating to the financial statements, which appears in EMusic.com Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our reports dated March 31, 1999 and July 21, 1999 relating to the financial statements of Creative Fulfillment Inc and Internet Underground Music Archive Inc. ("IUMA"), which appear in the Reports on Form 8-K dated
January 31, 1999 and June 11, 1999, respectively. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 24, 2000